EXHIBIT (e)(1)

DISTRIBUTION AGREEMENT

This Distribution Agreement (the “Agreement”) made this 22nd day of February, 2008, by and between Bear Stearns ETF Trust, a Delaware Statutory Trust (the “Trust”), on behalf of the Bear Stearns Current Yield Fund (“CYF”) and any other series portfolios of the Trust (each, a “Fund”), individually and not jointly, having its principal place of business at 237 Park Avenue, New York, New York, and ALPS Distributors, Inc., a Colorado corporation (the “Distributor”) having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203.

        WHEREAS, the Trust is a registered open-end management investment company organized as a series trust offering a number Funds, each investing primarily in fixed income securities, having filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”);

        WHEREAS, the Trust intends to create and redeem shares of beneficial interest (the “Shares”) of each Fund on a continuous basis at their net asset value only in aggregations constituting a Creation Unit, as such term is defined in the Registration Statement;

        WHEREAS, the Shares of the CYF will be listed on the American Stock Exchange (the “AMEX”) and traded under the symbols YYY;

        WHEREAS, the Trust desires to retain the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of Shares of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust’s Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Shares and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support;

        WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and

        WHEREAS, the Distributor desires to provide the services described herein to the Trust.

        NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.    Appointment. The Trust hereby appoints the Distributor as the exclusive distributor for Creation Unit aggregations of Shares of each Fund on the terms and for the period set forth in this Agreement and subject to the registration requirements of the 1933 Act and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder. With respect to the sales and listing of Shares of each Fund on any foreign exchange, Distributor shall retain sub-distributors, subject to the approval of the Board of Trustees of the Trust.

2.    Definitions. Wherever they are used herein, the following terms have the following respective meanings:

        a.        “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time;

        b.        “Prospectus” means the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of the Trust under the 1933 Act and the 1940 Act as such Prospectus and Statement of Additional Information may be amended or supplemented and filed with the Commission from time to time;

        c.        “Registration Statement” means the registration statement most recently filed from time to time by the Trust with the Commission and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect;

        d.        All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.    Duties of the Distributor.

        (a)        The Trust grants to the Distributor the exclusive right to receive all orders for purchases of Creation Units of each Fund from Participating Parties or DTC Participants which have executed a Participant Agreement (“Authorized Participants”) and to transmit such orders to the Trust in accordance with the Registration Statement and Prospectus. The Trust acknowledges that the Distributor shall not be obligated to accept any certain number of orders for Creation Units and nothing herein shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

        (b)        The Distributor agrees to act as agent of the Trust with respect to the continuous distribution of Creation Units of each Fund as set forth in the Registration Statement and in accordance with the provisions thereof. The Distributor further agrees as follows: (a) the Distributor shall enter into Participant Agreements between and among Authorized Participants, the Distributor and the Transfer Agent in accordance with the Registration Statement and Prospectus in a form approved by the Board of Trustees of the Trust; (b) the Distributor shall generate and transmit confirmations of Creation Unit purchase order acceptances to the purchaser; (c) the Distributor shall deliver copies of the prospectus, included in the Registration Statement, to purchasers of such Creation Units and upon request the Statement of Additional Information; and (d) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent.

        (c)        (i)        The Distributor agrees to use all reasonable efforts, consistent with its other business, to facilitate the purchase of Creation Units through Authorized Participants in accordance with the procedures set forth in the Prospectus and the Participant Agreement.

               (ii)        The Distributor shall, at its own expense, execute selected or soliciting dealer participant agreements (“Authorized Participant Agreements”) with registered broker-dealers and other eligible entities providing for the purchase of Creation Units of Shares of the Funds and related promotional activities, in the forms as approved by the Board of Trustees of the Trust. The Trust shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Funds (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials that have been approved in writing by the Distributor. Furthermore, the Distributor shall clear and file all advertising, sales, marketing and promotional materials of the Funds with FINRA.

        (d)        The Distributor agrees to administer the Distribution Plan on behalf of the Trust. The Distributor shall, at its own expense, set up and maintain a system of recording and payments for fees and reimbursement of expenses disseminated pursuant to this Agreement and any other related agreements under the Funds’ Rule 12b-1 Plans, if any, and shall, pursuant to the 1940 Act, report payment activity under the Distribution Plan, if any, to the Trust at least quarterly.

        (e)        All activities by the Distributor and its agents and employees which are primarily intended to result in the sale of Creation Units shall comply with the Registration Statement and Prospectus, the instructions of the Board of Trustees of the Trust and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Commission or any securities association registered under the 1934 Act, including FINRA and the AMEX.

        (g)        Except as otherwise noted in the Registration Statement and Prospectus, the offering price for all Creation Units of Shares will be the aggregate net asset value of the Shares per Creation Unit of the relevant Fund, as determined in the manner described in the Registration Statement and Prospectus.

        (h)        If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Creation Units will be processed by the Distributor except such unconditional orders as may have been placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and Distributor’s authority to process orders for Creation Units on behalf of the Trust, upon due notice to the Distributor, if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

        (i)        The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor’s use. The Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Trust and its respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Trust or the Trust’s shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

        (j)        The Board of Trustees shall approve the form of any Participant Agreement to be entered into by the Distributor.

        (k)        At the request of the Trust, the Distributor shall enter into agreements in the form specified by the Trust (each a “Participant Agreement”) with participants in the system for book-entry of The Depository Trust Company and the NSCC as described in the Prospectus.

        (l)        The Distributor shall ensure that all direct requests for Prospectuses, Statements of Additional of Information and periodic fund reports, as applicable, are fulfilled. In addition, the Distributor shall arrange to provide the AMEX (and any other national stock exchange on which the Shares may be listed) with copies of Prospectuses to be provided to purchasers in the secondary market. The Distributor will generally make it known in the brokerage community that prospectuses and statements of additional information are available, including by (i) advising the AMEX stock exchange on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with FINRA, and (iii) as may otherwise be required by the Commission.

        (m)        The Distributor agrees to make available, at the Trust’s request, one or more members of its staff to attend Board meetings of the Trust in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Board of Trustees of the Trust.

        (n)        The Distributor shall review all sales and marketing materials for compliance with applicable laws and conditions of any applicable exemptive order, and file such materials with FINRA when necessary or appropriate. All such sales and marketing materials must be approved, in writing, by the Distributor prior to use.

4.    Duties of the Trust.

        (a)        The Trust agrees to issue Creation Unit aggregations of Shares of each Fund and to request The Depository Trust Company to record on its books the ownership of such Shares in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Distributor has requested through the Transfer Agent in writing or other means of data transmission, as promptly as practicable after receipt by the Trust of the requisite cash (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement. The Trust may reject any order for Creation Units or stop all receipts of such orders at any time upon reasonable notice to the Distributor, in accordance with the provisions of the Prospectus.

        (b)        The Trust agrees that it will take all action necessary to register Shares under the 1933 Act. The Trust will make available to the Distributor such number of copies of its then currently effective Prospectus as the Distributor may reasonably request. The Trust will furnish to the Distributor copies of all information, financial statements and other papers, which the Distributor may reasonably request for use in connection with the distribution of Creation Units. The Trust shall keep the Distributor informed of the jurisdictions in which Shares of the Trust are authorized for sale and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Trust that such sale or sales were unauthorized at the time of such sale or sales.

        (c)        The Trust represents to the Distributor that the Registration Statement and Prospectus filed by the Trust with the Commission with respect to the Trust have been prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the Commission thereunder. The Trust will notify the Distributor promptly of any amendment to the Registration Statement or supplement to the Prospectus and any stop order suspending the effectiveness of the Registration Statement.

5.    Fees and Expenses.

        (a)        The Trust will not pay any distribution Fees under this Agreement.

        (b)        The Distributor will bear the following costs and expenses relating to the distribution of Creation Units of the Funds: (a) the costs of processing and maintaining records of creations of Creation Units; (b) the costs of maintaining the records required of a broker-dealer registered under the 1934 Act ; (c) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; and (d) all other expenses incurred in connection with the distribution services contemplated herein, except as specifically provided in this Agreement.

6.    Indemnification.

        (a)        The Trust agrees to indemnify and hold harmless the Distributor and each of the directors, officers, agents and employees and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, their officers, agents, employees and directors or such control persons, for purposes of this paragraph, an “Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon the claim that the Registration Statement, Prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor. The Trust will also not indemnify any Indemnitee with respect to any untrue statement or omission made in the Registration Statement or Prospectus that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the Trust had notified the Distributor of the amendment or supplement prior to the sending of the confirmation. In no case (i) is the indemnity of the Trust in favor of any Indemnitee to be deemed to protect the Indemnitee against any liability to the Trust or its shareholders to which the Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee unless the Indemnitee shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Indemnitee (or after Indemnitee shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to any Indemnitee against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to Indemnitee, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of the Creation Units or the Shares.

        (b)        The Distributor agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (for purposes of this paragraph, the Trust and each of its Trustees and officers and its controlling persons are collectively referred to as the “Trust Affiliates”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) which the Trust Affiliate may incur under the 1933 Act or any other statute or common law, but only to the extent that such loss, liability, claim, damages or expense shall arise out of or be based upon (i) the allegation of any wrongful act of the Distributor or any of its employees or (ii) allegation that the Registration Statement, Prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of any Trust Affiliate to be deemed to protect any Trust Affiliate against any liability to the Trust or its security holders to which such Trust Affiliate would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Trust Affiliate unless the Trust Affiliate shall have notified the Distributor in writing of the claim within a reasonable time after the summons or the first written notification giving information of the nature of the claim shall have been served upon the Trust Affiliate (or after the Trust Affiliate shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust Affiliate against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, its officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issuance and sale of any of the shares.

        (c)        No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without the prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

7.    Representations.

        (a)        The Distributor represents and warrants that (i) it is duly organized as a Colorado corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound and (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA.

        (b)        The Distributor represents and warrants that: (i) it understands that pursuant to various U.S. regulations, it is required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”); (ii) it has developed, implemented, and will maintain such an anti-money laundering program and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program; and (iii) it will allow for appropriate regulators to examine its anti-money laundering books and records.

        (c)        The Distributor represents and warrants that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

        (d)        The Distributor represents and warrants that it has adequate business continuity and disaster recovery plans, and will provide the Trust a summary of such plans and all material revisions to the plans.

        (e)        The Trust represents and warrants that (i) it is duly organized as a Delaware statutory business trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) it is registered as an investment company under the 1940 Act; (iii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iv) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Trust is a party or by which it is bound.

8.    Duration, Termination and Amendment.

        (a)        This Agreement shall be effective on February 22, 2008, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the vote of a majority of the Board of Trustees, and by the vote of those Trustees who are not “interested persons” of the Trust (the “Independent Trustees”) and if a plan under Rule 12b-1 under the 1940 Act is in effect, by the vote of those Trustees who are not “interested persons” of the Trust and who are not parties to such Plan or this Agreement and have no financial interest in the operation of such Plan or in any agreements related to such Plan, cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of a majority of the Independent Trustees or (ii) by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, on at least sixty (60) days prior written notice to the Distributor. In addition, this Agreement may be terminated at any time by the Distributor upon at least sixty (60) days prior written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph, the terms “assignment” and “interested persons” shall have the respective meanings specified in the 1940 Act.

        (b)        The Trust has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act. As of the date of this Agreement, the Trust does not contemplate making any payments pursuant to the Rule 12b-1 Plan. During any time in the future if the Distributor receives compensation pursuant to the 12b-1 Plans, (i) any material amendment to this Agreement requires the approval provided for in paragraph (a) with respect to annual renewals of this Agreement, and (ii) any amendment that materially increases the amount to be spent by the Trust in excess of the amounts provided for in such 12b-1 Plan for distribution services requires the additional approval of the majority of the Trust’s outstanding voting securities (as defined in the 1940 Act) of each affected Fund.

        (c)        No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

9.    Notice. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

if to the Distributor:

ALPS Distributors, Inc. 1290 Broadway, Suite 1100 Denver, Colorado 80203 Attn.: General Counsel fax: 303.623.7850

if to the Trust:

Jeffry Brown Bear Stearns Asset Management Inc. 237 Park Avenue New York, New York 10017

with a copy to: James D’Sidocky Bear Stearns Asset Management Inc. 237 Park Avenue New York, New York 10017

10.    Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of laws provisions thereof.

11.    Counterparties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.    Severability. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement’s intent and purpose, be amended, to the extent legally possible, by valid provisions in order to effectuate the intended results of the invalid provisions.

13.    Insurance. The Distributor will maintain at its expense an errors and omissions insurance policy which covers services by the Distributor hereunder.

14.    Segregation of Fees and Expenses. Amounts paid by each Fund to the Distributor under its 12b-1 Plan either for distribution related services or shareholder services shall not be used to pay for the distribution of Shares of, or shareholder servicing in respect of, any other Fund. However, fees under the 12b-1 Plan attributable to the Trust as a whole shall be allocated to each Fund according to the method adopted by the Trust’s Board of Trustees. Fees attributable to the Trust as a whole shall include any amounts payable under the 12b-1 Plans to the Distributor for its services rendered hereunder. The Distributor’s allocation of such 12b-1 Plan fees shall be subject to review by the Trust’s Board of Trustees.

15.    Confidentiality. During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means information belonging to one of the parties which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party. Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as proved by the other party or as required by law.

16.    Limitation of Liability. The Declaration of Trust dated as of March 19, 2007 provides that no personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. This Agreement was made on behalf of the Trust by the Trustees or officers of the Trust in their capacity as Trustees or officers and not individually. The obligations of the Trust under this Agreement are not binding upon any of them or the Shareholders of the Trust individually but are binding upon only the assets and the property of the Trust or belong or attributable to a Series or Class thereof, and shall not bind the Trustees, officers or Shareholders individually.

17.     This Agreement is made by the Trust on behalf of its various series portfolios, individually and not jointly. Subject to the terms of the Declaration of Trust, the debts, liabilities, obligations and expenses of any particular Series or Class shall be enforceable against the assets of such Series or Class only, and not against the assets of any other Series or Class.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

YYY Trust, on behalf of its various series portfolios as set forth in Exhibit A, individually and not jointly
By: /s/ Jeffry Brown
Name: Jeffry Brown
Title: Senior Managing Director
ALPS DISTRIBUTORS, INC.
By: /s/ Thomas A. Carter
Name: Thomas A. Carter
Title: Managing Director

EXHIBIT A

BEAR STEARNS CURRENT YIELD SHARES — YYY

By: /s/ Jeffry Brown
Name: Jeffry Brown
Title: Senior Managing Director

ALPS DISTRIBUTORS, INC.

By: /s/ Thomas A. Carter
Name: Thomas A. Carter
Title: Managing Director